Putnam International New Opportunities Fund March 31, 2006 semi annual report

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended March 31, 2006, Putnam Management has
assumed $3,646 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1     Class A   8,769
          Class B   1,138
          Class C   155

72DD2     Class M   222
          Class R   1
          Class Y   231

73A1      Class A   0.224
          Class B   0.104
          Class C   0.132

73A2      Class M   0.158
          Class R   0.213
          Class Y   0.231

74U1	  Class A   39,394
	  Class B   9,982
	  Class C   1,158

74U2	  Class M   1,339
	  Class R   8
          Class Y   1,061

74V1	  Class A   15.01
	  Class B   14.03
	  Class C   14.43

74V2	  Class M   14.38
	  Class R   14.96
          Class Y   15.03

Additional Information About Errors and Omissions Policy  Item 85B

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of certain costs related to actions involving claims of market timing activity in certain Putnam Funds have been submitted by the investment manager of the Registrant/Series.